Page
(a) Financial Statements of Businesses Acquired
The GE Capital Portfolio Historical Summary:
Report of Independent Certified Public Accounting Firm	6
Statements of Revenues and Certain Expenses for the year ended December 31, 2012 (audited) and the three months ended March 31, 2013 (unaudited)	7
Notes to Statements of Revenues and Certain Expenses	8

(b) Unaudited Pro Forma Consolidated Information
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2013	10
Notes to Unaudited Pro Forma Consolidated Balance Sheet	12
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the three months ended March 31, 2013	14
Notes to Unaudited Pro Forma Consolidated Statements of Operations	16

(c) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement by and among GE Capital Franchise Finance Corporation and Certain Affiliates and American Realty Capital Operating Partnership IV, L.P. *
23	Consent of Grant Thornton LLP

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Report of Independent Certified Public Accounting Firm

Board of Directors and Stockholders

American Realty Capital Trust IV, Inc.

We have audited the accompanying Historical Summary of the fee simple interest in the GE Capital Portfolio which comprises the statement of revenues and certain expenses for the year ended December 31, 2012, and the related notes to the Historical Summary.

Management's responsibility for the financial statement
Management of American Realty Capital Trust IV, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the GE Capital Portfolio for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital Trust IV, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the GE Capital Portfolio's revenues and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
July 15, 2013

THE GE CAPITAL PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Three Months Ended	Year Ended
	March 31, 2013	December 31, 2012
	(Unaudited)
Revenues:
Rental income	$24,932	$95,564
Direct financing lease income	112	584
Operating expense reimbursements	83	128
Other income	34	230
Total revenues	25,161	96,506

Operating expense:
Property operating	265	662

Revenues in excess of certain expenses	$24,896	$95,844

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE GE CAPITAL PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the three months ended March 31, 2013 are unaudited)

1. Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations and financing income of 955 properties owned by certain affiliates of GE Capital, 943 of which are subject to property leases and 12 of which are subject to direct financing leases (the "GE Capital Portfolio") for the year ended December 31, 2012 and the three months ended March 31, 2013 (unaudited). On June 2, 2013, American Realty Capital Trust IV, Inc. (the "Company") through American Realty Capital Operating Partnership IV, L.P., the Company's consolidated operating partnership, entered into a purchase and sale agreement with certain affiliates of GE Capital for the purchase and sale of the GE Capital Portfolio. The contract purchase price of the GE Capital Portfolio is approximately $1.4 billion, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs. The GE Capital Portfolio contains approximately 3.3 million rentable square feet and consists of 936 restaurants, 12 retail properties and seven other revenue generating assets.

As of July 15, 2013, the Company has acquired 377 properties, 371 of which are subject to property leases and six of which are subject to direct financing leases, for an aggregate purchase price of $528.2 million. The remainder of the GE Capital Portfolio purchase is expected to close during the third quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and properties exceeding certain delinquency thresholds among other provisions. Therefore, the Company cannot assure that all 955 properties in the GE Capital Portfolio presented in this Historical Summary (as defined below) will be included in the final purchased portfolio. Additionally, as of July 15, 2013, the Company has not acquired all of the properties and, although the closing of the remainder of the acquisition is subject to certain conditions, including the completion of due diligence, there can be no assurance that the Company will acquire any or all of the remaining 578 properties. However, the Company believes that the completion of such acquisitions is probable.

The accompanying Statements of Revenues and Certain Expenses ("Historical Summary") have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which require that certain information with respect to real estate operations be included within certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the GE Capital Portfolio has been or is being acquired from an unaffiliated party and (b) based on due diligence of the GE Capital Portfolio by the Company, management is not aware of any material factors relating to the GE Capital Portfolio that would cause this financial information not to be indicative of future operating results.

2.  Summary of Significant Accounting Policies

Revenue Recognition

Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $5.4 million and $1.1 million over the rental payments received in cash for the year ended December 31, 2012 and for the three months ended March 31, 2013, respectively. Under the terms of certain leases, certain tenants reimburse the properties' owner for certain expenses on a monthly basis. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred.

As of March 31, 2013 and December 31, 2012, there were no tenants whose annualized rental income on a straight-line basis or income from direct financing leases represented greater than 10% of total annualized rental income for all tenants.

Direct financing lease income is recognized on the effective interest method to produce a level yield on funds not yet recovered. Estimated unguaranteed residual values at the date of lease inception represent management's initial estimates of fair value of the leased assets at the expiration of the lease, not to exceed original cost. Significant assumptions used in estimating residual values include estimated net cash flows over the remaining lease term and expected future real estate values.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting periods. Actual results could differ from those estimates used in the preparation of the Historical Summary.

THE GE CAPITAL PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the three months ended March 31, 2013 are unaudited)

3. Future Minimum Lease Payments

At March 31, 2013, the GE Capital Portfolio was 100% leased under non-cancelable operating leases with a remaining lease term of 11.4 years on a weighted-average basis. Future minimum lease payments are as follows (in thousands):

	Operating leases	Direct financing leases	Total
April 1, 2013 to December 31, 2013	$65,224	$994	$66,218
2014	85,071	992	86,063
2015	83,205	704	83,909
2016	81,896	666	82,562
2017	78,305	570	78,875
2018 and thereafter	693,444	1,550	694,994
Total	$1,087,145	$5,476	$1,092,621

4. Subsequent Events

The Company has evaluated subsequent events through July 15, 2013, the date on which this Historical Summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, the Historical Summary.

AMERICAN REALTY CAPITAL TRUST IV, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2013

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Trust IV, Inc. ("the Company") had acquired the entire GE Capital Portfolio as of March 31, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. Land, land improvements, buildings, fixtures and acquired intangible lease assets include $1.4 billion, comprised of $387.7 million, $226.6 million, $498.4 million, $181.2 million and $125.2 million provisionally assigned to land, land improvements, buildings, fixtures and acquired intangible lease assets of the GE Capital Portfolio, respectively, pending management's final analysis of the classification of the acquired assets. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the GE Capital Portfolio as of March 31, 2013, nor does it purport to present the future financial position of the Company.

On June 27, 2013, the Company acquired 377 of the 955 properties in the GE Capital Portfolio. The remaining 578 properties of the GE Capital Portfolio purchase are expected to close during the third quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and properties exceeding certain delinquency thresholds among other provisions. Therefore, the Company cannot assure that all 955 properties in the GE Capital Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statements of Operations will be included in the final purchased portfolio. Additionally, as of July 15, 2013, the Company has not acquired all of the properties and, although the closing of the remainder of the acquisition is subject to certain conditions, including the completion of due diligence, there can be no assurance that the Company will acquire any or all of the remaining 578 properties. However, the Company believes that the completion of such acquisitions is probable.

AMERICAN REALTY CAPITAL TRUST IV, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2013

(In thousands)	American Realty Capital Trust IV, Inc. (1)	GE Capital Portfolio (2)		Pro Forma American Realty Capital Trust IV, Inc.
Assets
Real estate investments, at cost:
Land	$39,326	$387,667	(3)	$426,993
Buildings, fixtures and improvements	161,868	904,557	(3)	1,066,425
Acquired intangible lease assets	24,875	125,247	(3)	150,122
Total real estate investments, at cost	226,069	1,417,471		1,643,540
Less: accumulated depreciation and amortization	(1,954)	—		(1,954)
Total real estate investments, net	224,115	1,417,471		1,641,586
Cash and cash equivalents	1,067,095	(702,158)	(2)	364,937
Investments in direct financing leases, net	—	3,900	(4)	3,900
Investment securities, at fair value	61,600	—		61,600
Prepaid expenses and other assets	6,129	—		6,129
Receivable for issuances of common stock	169,097	—		169,097
Total assets	$1,528,036	$719,213		$2,247,249
Liabilities and Stockholders' Equity
Senior secured credit facility	$—	$739,112	(5)	$739,112
Accounts payable and accrued expenses	16,579	—		16,579
Deferred rent	148	—		148
Distributions payable	6,619	—		6,619
Total liabilities	23,346	739,112		762,458
Common stock	694	—		694
Additional paid-in capital	1,522,650	—		1,522,650
Accumulated other comprehensive loss	335	—		335
Accumulated deficit	(18,989)	(19,899)	(2)	(38,888)
Total stockholders' equity	1,504,690	(19,899)		1,484,791
Total liabilities and stockholders' equity	$1,528,036	$719,213		$2,247,249

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2013:

(1)	Reflects the Company's historical unaudited consolidated Balance Sheet as of March 31, 2013, as previously filed.

(2)
Reflects the acquisition of the GE Capital Portfolio. The contract purchase price is approximately $1.4 billion and associated acquisition costs of approximately $19.9 million primarily representing legal fees and deed transfer fees, funded through (a) cash and (b) borrowings under the Company's senior secured credit facility. The associated acquisition costs of approximately $19.9 million are expensed as incurred and accordingly are reflected as a charge to accumulated deficit.

(3)
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from less than one year to 28 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about the property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(4)
Represents the fair value of receivables applicable to leases on certain investment properties accounted for as direct financing leases. Amounts represent the discounted remaining cash flows on the respective leases. The estimates presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these estimates are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(5)	Represents borrowings on the Company's existing senior secured credit facility to be used for the purchase of the GE Capital Portfolio.

AMERICAN REALTY CAPITAL TRUST IV, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE THREE MONTHS ENDED MARCH 31, 2013

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the three months ended March 31, 2013, are presented as if American Realty Capital Trust IV, Inc. ("the Company") had acquired the GE Capital Portfolio as of the beginning of each period presented. The Company was incepted on February 14, 2012 (date of inception) and, accordingly, the Company's historical operating results reflect the period from the date of inception to December 31, 2012. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the period from February 14, 2012 (date of inception) to December 31, 2012 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the GE Capital Portfolio as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.

 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	American Realty Capital Trust IV, Inc. (1)	GE Capital Portfolio (2)	Pro Forma Adjustments GE Capital Portfolio		Pro Forma American Realty Capital Trust IV, Inc.
Revenues:
Rental income	$378	$95,564	$1,195	(3)	$97,137
Direct financing lease income	—	584	—		584
Operating expense reimbursement	36	128	—		164
Other income	—	230	—		230
Total revenues	414	96,506	1,195		98,115
Operating expenses:
Property operating	38	662	—		700
Acquisition and transaction related	2,309	—	—		2,309
General and administrative	320	—	—		320
Depreciation and amortization	303	—	63,696	(4)	63,999
Total operating expenses	2,970	662	63,696		67,328
Operating (loss) income	(2,556)	95,844	(62,501)		30,787
Other income (expense):
Interest expense	—	—	(15,521)	(5)	(15,521)
Other income	19	—	—		19
Total other expenses	19	—	(15,521)		(15,502)
Net (loss) income	$(2,537)	$95,844	$(78,022)		$15,285

AMERICAN REALTY CAPITAL TRUST IV, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE THREE MONTHS ENDED MARCH 31, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2013:

(In thousands)	American Realty Capital Trust IV, Inc. (1)	GE Capital Portfolio (2)	Pro Forma Adjustments GE Capital Portfolio		Pro Forma American Realty Capital Trust IV, Inc.
Revenues:
Rental income	$2,555	$24,932	$695	(3)	$28,182
Direct financing lease income	—	112	—		112
Operating expense reimbursement	142	83	—		225
Other income	—	34	—		34
Total revenues	2,697	25,161	695		28,553
Operating expenses:
Property operating	145	265	—		410
Acquisition and transaction related	4,745	—	—		4,745
General and administrative	152	—	—		152
Depreciation and amortization	1,644	—	15,924	(4)	17,568
Total operating expenses	6,686	265	15,924		22,875
Operating (loss) income	(3,989)	24,896	(15,229)		5,678
Other income (expense):
Interest expense	—	—	(3,880)	(5)	(3,880)
Income from investments	633	—	—		633
Other income	113	—	—		113
Total other expenses	746	—	(3,880)		(3,134)
Net (loss) income	$(3,243)	$24,896	$(19,109)		$2,544

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012 and the three months ended March 31, 2013:

(1) Reflects the Company's historical operations for the period indicated as previously filed.

(2) Reflects the operations of the GE Capital Portfolio for the year ended December 31, 2012 and the three months ended March 31, 2013.

(3) Represents adjustments to estimated straight-line rent for lease terms as of the assumed acquisition date.

(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of each period presented.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which ranges from less than less than one year to 28 years.

(5) Represents estimated interest expense for the $739.1 million of borrowings on the Company's senior secured credit facility at an estimated annual rate of 2.10%.

Note: Pro forma adjustments exclude one-time acquisition costs of approximately $19.9 million primarily representing legal fees and deed transfer fees for the acquisitions of the GE Capital Portfolio.